Exhibit 99.1

Liquidity Overview June 3, 2009

Forward Looking Statements 2 The forward-looking statements contained in this presentation are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company's filings with the SEC. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

o Capital raising efforts have already shown significant success, as asset dispositions and secured loans have been closed, and a significant pipeline of potential transactions have been sourced o The significant majority of obligations through May 2010 can be addressed by retained cash flow and existing line of credit availability o YSI expects to be able to refinance most, if not all, of the unsecured credit facility, primarily with the existing lender group o YSI is proactively addressing remaining obligations by pursuing a mix of new capital raising strategies o YSI has CMBS debt, secured bank debt, and an unsecured credit facility maturing between November 2009 and November 2010 o YSI is fundamentally healthy, is producing strong cash flow, and is comfortably in compliance with debt covenants Executive Summary Liquidity Position Action Plan Progress 3

Debt Summary and Maturity Schedule Debt Maturities Unsecured and Secured Debt Debt Amount Rate(2) Weighted Average Maturity (in years) Unsecured $ 363,000 4.06% 1.9 Secured 602,880 5.06% 2.9 Total $ 965,880 4.68% 2.5 Floating and Fixed Debt Amount Rate(2) Weighted Average Maturity (in years) Floating $ 123,850 1.94% 2.0 Fixed 842,030 5.08% 2.6 Total $ 965,880 4.68% 2.5 Secured 62% Unsecured 38% Fixed 87% Floating 13% (1) Approximately $363.0 million of unsecured borrowings and $57.4 million of secured borrowings maturing in November 2009 are subject to a one year extension at the Company's option. These borrowings are presented as maturing in 2010. (2) Weighted average interest rate (as of March 31, 2009) 4

Capital requirement can be satisfied with a host of capital sources Joint ventures Open dialogue with a variety of capital sources Current environment has investors moving at a prudent pace Recession resistant characteristics of self storage increasing investor interest Asset sales Large unencumbered pool of assets to consider as disposition candidates Cap rates remain relatively favorable Market is not as deep as in past. One-off and small portfolio buyers who have access to financing exist YSI active in brokered and direct transactions Common share issuance Common equity remains an important part of overall capital raising strategy High cost of capital will require thoughtful execution Pursue lower cost of capital opportunities first while long runway exists 5 Life company loans Improving appetite More conservative underwriting compared to banks Longer term and larger loan size Small mortgages / Regional banks Strong operating cash flow characteristics and relatively modest amount of loan proceeds per asset makes our self-storage facilities attractive to lenders Significant existing unencumbered pool creates opportunities to access a wide and deep pool of lenders Relatively low cost of capital with favorable terms and conditions Refinancing existing bank debt Existing syndicate of 12 traditional lending institutions. YSI need is for existing lenders to maintain commitments – not increase their exposure Strong cash flow of unencumbered asset pool – YSI is comfortably within existing covenants Opportunity to extend facility to November 2010 and benefit from low borrowing cost or execute on an early renewal and obtain additional term in exchange for a current market-rate deal Refinancing Tools De-leveraging Tools

Capital raising efforts have already begun to bear fruit Capital Source Progress General Terms New debt o $14 million secured financing closed in 2Q09 o $67 million of deals in due diligence o Have sourced $56 million in additional term sheets o 60-70% LTVs o 6.5% - 7.5% fixed and floating rates o 50 to 100 bps up front o 5 to 10-year terms Asset sales o $3 million disposition closed in 2Q09 o $24 million in deals under contract o ~$100 million of dispositions under negotiation o 7.5x to 8.0x cap rates Refinancing of bank debt o In active discussions with banking partners As of June 1, 2009 Financing Pipeline vs. New Capital Requirement 6 o Line of credit availability will satisfy capital requirements through 2009 o All of the unsecured bank debt maturing in November 2010 (after extension) is assumed to be refinanced in full o After considering in-place capital sources, roughly $28.0 million of new capital will be required through May 2010, and another $71.2 M will be required through December 2010 Overview $247.1 $99.2 $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 Financing Pipeline New Capital Requirement millions

In-place capital sources largely address maturing secured debt through 2010 7 $87.0 M $113.5 M $161.8 M $223.6 M $228.6 M $233.6 M $238.6 M $252.2 M $252.2 M $186.7 M $170.9 M $86.3 M $86.3 M $1.7 M $- $50.0 M $100.0 M $150.0 M $200.0 M $250.0 M $300.0 M Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Uses Sources Cumulative Sources and Uses through 2010 $160.2 M $137.4 M $142.4 M $- $87.0 M $113.5 M $62.7 M $51.9 M $- $20.0 M $40.0 M $60.0 M $80.0 M $100.0 M $120.0 M $140.0 M $160.0 M $180.0 M Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Sources in Excess of Uses through 2010 1 Free cash flow, $49.3 M Closed financings, $14.0 M Closed dispositions, $2.7 M Line of credit availability, $87.0 M Additional Capital Requirement, $8.5 M Dispositions in due diligence, $23.5 M Financings in due diligence, $67.2 M Sources YSI IV, $6.1 M YSI I, $84.7 M YSI III, $84.6 M Secured Term Loan, $57.4 M Acquiport VI, $1.7 M YSI XXVI, $9.7 M YSI XXV, $8.1 M Uses 1 1 Additional capital requirement represents the minimum additional capital raise required to fund debt maturities through 2010

8.2% Cap Unencumbered Property Value1 193 Unencumbered Properties Across the Country Highlights o 193 of YSI’s 386 properties were unencumbered as of March 31, 2009 o The company’s portfolio of unencumbered properties, valued at approximately $764 million1 as of March 31, 2009, encompasses roughly 13 million square feet in 21 states o The size and scope of this asset base provides tremendous flexibility to pursue both asset disposition and secured financing deals as a source of capital, providing ample opportunity to address upcoming debt maturities Ample opportunity to address upcoming capital requirements (1) Unencumbered property value at March 31, 2009 as calculated under Credit Facility covenants. NOI presented above represents the annualized trailing six-month NOI (as calculated under Credit Facility covenants) as of March 31, 2009. The cap rate shown is that implied by the quotient of NOI and property value. Actual cap rate applied in property valuations under Credit Facility covenants varies by asset. 8 Large unencumbered property portfolio provides financing flexibility

Demonstration Explanation/Assumptions o Existing line of credit capacity is used to pay down $85.4 million CMBS (YSI III) maturity o Over $100 million in collateralized property value becomes unencumbered as a result o The overall asset pool is now more heavily weighted toward unencumbered assets o $85.4 million in new secured loans are obtained o The unencumbered pool is reduced, and the total asset portfolio reverts to its initial structure (assuming LTV is identical to that of maturing CMBS loans) o This has important implications for compliance with debt covenants as well as the ability to raise capital Use of unencumbered property will not distort capital structure Unencumbered Property Value: $763.9 M 52% Encumbered Property Value: $835.1 M 48% Line of Credit drawn to repay existing secured debt New Secured Financing Obtained Initial Asset Portfolio (as of March 31, 2009) Unencumbered Property Value Increases 58% 42% 1 (1) Values as calculated under Credit Facility covenants. As of March 31, 2009. 9

Maximum Consolidated Leverage Ratio Floating Rate Indebtedness Consolidated Total Indebtedness 965,303,000 Floating Rate Indebtedness 120,419,000 Consolidated Adjusted Asset Value (1) 1,599,027,663 Consolidated Total Indebtedness 965,303,000 Leverage Ratio 60.4% Floating Rate Indebtedness 0.125 (must be less than 65%) (must be less than 0.35) Minimum Consolidated Fixed Charge Coverage Ratio Minimum Unencumbered Property Pool Value Adjusted EBITDA 56,158,000 Unencumbered Property Pool Value (1) 763,859,000 Consolidated Fixed Charges 28,559,000 (must be greater than $400,000,000) Fixed Charge Coverage Ratio 1.97 (must be greater than 1.60) Maximum Unencumbered Leverage Unsecured Indebtedness 363,000,000 Secured Indebtedness Unencumbered Property Pool Value (1) 763,859,000 Secured Indebtedness 602,303,000 Unencumbered Leverage 0.48 Consolidated Adjusted Asset Value (1) 1,599,027,663 (must be less than 0.65) Secured Indebtedness 37.7% (must be less than 50%) Minimum Unencumbered Interest Coverage NOI of all Unencumbered Pool Properties 31,449,000 Secured Recourse Indebtedness Unsecured Interest Expense 8,173,000 Secured Recourse Indebtedness 57,419,000 Unencumbered Interest Coverage 3.85 Consolidated Adjusted Asset Value (1) 1,599,027,663 (must be greater than 2.00) Secured Recourse Indebtedness 3.6% (must be less than 10%) Minimum Tangible Net Worth Net Worth 879,762,000 Cash Proceeds from Equity Issuances 75% of Cash Proceeds from Equity Issuances Minimum Tangible Net Worth 879,762,000 (must be greater than $673,234,400) (1) Calculated in accordance with the financial covenants contained in the credit agreements YSI is comfortably in compliance with debt covenants As of March 31, 2009 10

APPENDIX 11

U-STORE-IT

Appendix A: Detailed Debt Summary (as of March 31, 2009)

	Balance		Rate	Maturity Date
FIXED RATE MORTGAGES				
Acq VI	$ 1,689	FIXED	8.43%	Aug-09
YSI III	84,565	FIXED	5.09%	Nov-09
YSI I	84,657	FIXED	5.19%	May-10
YSI IV	6,128	FIXED	8.63%	Jul-10
YSI XXVI	9,661	FIXED	6.15%	Aug-10
YSI XXV	8,062	FIXED	6.77%	Oct-10
YSI II	84,773	FIXED	5.33%	Jan-11
YSI XII	1,551	FIXED	7.41%	Sep-11
YSI XIII	1,333	FIXED	7.41%	Sep-11
YSI VI	78,242	FIXED	5.13%	Aug-12
YASKY	80,000	FIXED	4.96%	Sep-12
YSI XIV	1,850	FIXED	6.22%	Jan-13
YSI VII	3,208	FIXED	5.50%	Jun-13
YSI VIII	1,833	FIXED	5.50%	Jun-13
YSI IX	2,017	FIXED	5.50%	Jun-13
YSI XVII	4,335	FIXED	5.72%	Jul-13
YSI XXVII	528	FIXED	6.13%	Nov-13
YSI XXX	7,744	FIXED	6.13%	Nov-13
YSI XI	2,532	FIXED	6.29%	Dec-13
YSI V	3,343	FIXED	6.22%	Jan-14
YSI XXVIII	1,628	FIXED	6.02%	Feb-14
YSI X	4,219	FIXED	5.47%	Jan-15
YSI XV	1,951	FIXED	5.60%	Jan-15
YSI XX	65,538	FIXED	5.97%	Nov-15
Subtotal	$ 541,387		5.39%	

	Balance		Rate	Maturity Date
SECURED LOANS, VARIABLE RATE				
Secured Term Loan	$ 57,419	LIBOR + 1.40%	1.92%	Nov-10 (b)
USIFB	3,431	BASE + 1.30%	4.59%	Oct-12
OTHER				
Promissory Notes	$ 65	FIXED	5.97%	
FMV adjustment	578			
Total Secured Debt	$ 602,880		5.06%	
UNSECURED DEBT				
Line-of-Credit	$ 163,000	LIBOR + 1.30%	4.06% (a)	Nov-10 (b)
Unsecured Term Loan	200,000	LIBOR + 1.30%	4.06% (a)	Nov-10 (b)
Total Unsecured Debt	$ 363,000		4.06%	
Total Debt	$ 965,880		4.68%	

(a) Rate includes the impact of the following interest rate hedges:
- -$50M interest rate swap to fix LIBOR at 4.77%
- -$25M interest rate swap to fix LIBOR at 4.72%
- -$25M interest rate swap to fix LIBOR at 2.34%
- -$200M interest rate swap to fix LIBOR at 2.7625%

Each of the interest rate swaps matures in November 2009.

(b) These borrowings have a November 20, 2009 termination date, subject to a one year extension to November 20, 2010 at the Company's option, provided we pay an extension fee of 15 basis points, or $761,000, and are not in default. The maturity date presented assumes the Company has made the election to extend the loan maturity to November 2010.

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